Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.3 to the Registration Statement on Form S-3 of Vanguard Natural Resources, LLC of our report dated March 4, 2015 relating to the financial statements, which appears in Vanguard Natural Resources, LLC’s Current Report on Form 8-K/A filed on October 9, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 14, 2016